As filed with the U.S. Securities and Exchange Commission on September 3, 2021

Registration No. 333–259145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0678374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chia-Lin Simmons
Chief Executive Officer
Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq. Scott M. Miller, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060	Chia-Lin Simmons Nxt-ID, Inc. 288 Christian Street Hangar C 2nd Floor Oxford, CT 06478 (203) 266-2103

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	2,007,160	(3)	$0.69	$1,384,940	$151.10
Common stock, par value $0.0001 per share, underlying December 2020 common stock purchase warrant	2,530,303	(4)	$0.69	$1,745,909	$190.48
Common stock, par value $0.0001 per share, underlying February 2021 common stock purchase warrants	1,952,032	(5)	$1.23	$2,400,999	$261.95
Common stock, par value $0.0001 per share, issuable upon conversion of or payment made on Series F Convertible Preferred Stock	10,666,664	(6)	$0.69	$7,359,998	$802.98
Common stock, par value $0.0001 per share, underlying August 2021 common stock purchase warrants	6,666,665	(7)	$0.78	$5,199,999	$567.32
Common stock, par value $0.0001 per share, underlying January 2021 common stock purchase warrant	2,469,136	(8)	1.525	$3,765,432	$410.81
Total	26,291,960		-	$21,857,277	$2,384.64

(1)	All shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of Common Stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.

(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) and/or Rule 457(g) under the Securities Act based on the average of the high and low sales prices of the Common Stock as of the Nasdaq Capital Market on August 26, 2021, which date is within five (5) business days of the filing of this registration statement.

(3)	Represents shares of Common Stock issued to one of the selling stockholders upon its exercise of a common stock purchase warrant issued to such selling stockholder in December 2020 on a cashless basis.

(4)	Represents the maximum number of shares of Common Stock issuable upon exercise of a common stock purchase warrant issued to one of the selling stockholders in December 2020.

(5)	Represents the maximum number of shares of Common Stock issuable upon exercise of the common stock purchase warrants issued to certain of the selling stockholders in February 2021.

(6)	Consists of an aggregate of up to 10,666,664 shares of Common Stock to be offered for resale by certain of the selling stockholders named herein that are issuable upon conversion of an aggregate of 1,333,333 shares of the registrant’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), issued to such selling stockholders on August 16, 2021, assuming a Conversion Price (as such term is defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock) of $0.375 per share for such shares of Series F Preferred Stock.

(7)	Represents the maximum number of shares of Common Stock issuable upon exercise of the common stock purchase warrants issued to certain of the selling stockholders in August 2021.

(8)	Represents the maximum number of shares of Common Stock issuable upon exercise of a common stock purchase warrant issued to one of the selling stockholders in January 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of removing the reference to Exhibit 10.8 (Manufacturing Agreement with Identita Technologies, Inc., dated January 18, 2013), because such agreement is no longer in effect and is, therefore, not considered to be a material agreement, as of the date of the filing of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on August 30, 2021.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,384.64
Transfer agent and registrar fees and expenses	$3,000
Legal fees and expenses	$35,000
Printing fees and expenses	$7,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$3,500
Total	$60,884.64

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who was, or is, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Section 145 of the DGCL further provides that a Delaware corporation may indemnify any other person who is not a present or former director or officer of such corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. Our by-laws in effect provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities to the extent permitted by the DGCL.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Pursuant to an employment agreement, dated as of June 8, 2021 and effective June 14, 2021, that we entered into with Chia-Lin Simmons, our Chief Executive Officer (the “Employment Agreement”), we have agreed to defend, indemnify, and hold Ms. Simmons harmless for all past or future acts, omissions or decisions made by her in good faith while performing services for us, and for all necessary expenditures or losses incurred by her in direct consequence of the discharge of her duties, to the fullest extent permitted by applicable law. Such obligations extend to claims, allegations, threats, losses, liabilities, causes of action, lawsuits, proceedings, judgments, fines, penalties, damages, costs and expenses including attorneys’ fees and other legal expenses, made against Ms. Simmons arising out of or related to any act or omission by or attributable to any of our employees or those of our affiliates, including but not limited to any individual that previously served as our Chief Executive Officer or served in such position for our affiliates. Pursuant to the Employment Agreement, we may satisfy our indemnity obligations thereunder by purchasing directors and officers insurance coverage that provides the defense and indemnity provisions thereof, including prior acts of prior directors or officers, and if any carrier reserves its rights to decline coverage, even while providing a defense, or denies coverage as to any claim, Ms. Simmons has the right to retain counsel at our or the insurance carrier’s expense. In addition, pursuant to the Employment Agreement, we have agreed not to settle any claim against Ms. Simmons without her written consent, which shall not be unreasonably withheld, and any such settlement shall not include any admission of fault, wrongdoing, or liability by Ms. Simmons. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on June 17, 2021.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any by-law provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as our directors or officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii. Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, in the State of Connecticut on September 3, 2021.

NXT-ID, INC.

By:	/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Chia-Lin Simmons	Chief Executive Officer and Director	September 3, 2021
Chia-Lin Simmons	(Principal Executive Officer)

*	Interim Chief Financial Officer	September 3, 2021
Mark Archer	(Principal Financial and Accounting Officer)

*	Director	September 3, 2021
Major General David R. Gust, USA, Ret.

*	Director	September 3, 2021
Michael J. D’Almada-Remedios, PhD

*	Director	September 3, 2021
Daniel P. Sharkey

*	Director	September 3, 2021
Robert A. Curtis, Pharm.D.

*By	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and among Nxt-ID, Inc., Fit Merger Sub, Inc., Fit Pay, Inc. and Michael Orlando (17)
3.1(i)	Certificate of Incorporation, as amended (1)
3.1(i)(a)	Certificate of Amendment to Certificate of Incorporation (13)
3.1(i)(b)	Certificate of Designations of Series A Convertible Preferred Stock (9)
3.1 (i)(c)	Amendment of Certificate of Designations of Series A Convertible Preferred Stock (11)
3.1(i)(d)	Second Certificate of Amendment of Designations of Series A Convertible Preferred Stock (12)
3.1(i)(e)	Certificate of Designations for Series B Convertible Preferred Stock (12)
3.1(i)(f)	Certificate of Designations for Series C Non-Convertible Preferred Stock (17)
3.1(i)(g)	Certificate of Designations for Series D Convertible Preferred Stock (27)
3.1(i)(h)	Amended and Restated Certificate of Designations for Series D Convertible Preferred Stock (27)
3.1(i)(i)	Form of Elimination of Amended and Restated Certificate of Designations for Series D Convertible Preferred Stock (28)
3.1(i)(j)	Certificate of Designations for Series E Convertible Preferred Stock (28)
3.1(i)(k)	Form of Certificate of Designations for Series F Convertible Preferred Stock (40)
3.1(i)(l)	Elimination of Certificate of Designations for Series E Convertible Preferred Stock (41)
3.1(ii)	By-laws (1)
4.1	Form of Warrant for January 2014 Offering (2)
4.2	Form of Agent Warrant for January 2014 Offering (2)
4.3	Form of Warrant for June 2014 and August 2014 Offerings (4)
4.4	Form of Warrant for September 2014 Offering (5)
4.5	Form of Underwriter Warrant for September 2014 Offering (5)
4.6	Form of Class A Warrant (6)
4.7	Form of Class B Warrant (6)
4.8	Form of Warrant for July 2015 Private Placement (7)
4.9	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (8)
4.10	Form of Warrant for May 2016 Interest Purchase Agreement with LogicMark, LLC (10)
4.11	Form of Warrant for July 2016 Private Placement (12)
4.12	Form of Seller’s Note for July 2016 LogicMark, LLC Acquisition (12)
4.13	Form of Warrant for November 2016 Agreement with LogicMark, LLC (15)
4.14	Form of November 2016 Exchange Note (15)
4.15	Form of Pre-Funded Warrant for July 2017 Public Offering (18)
4.16	Form of Purchase Warrant for July 2017 Private Placement (18)
4.17	Form of July 2017 Exchange Note (19)
4.18	Form of Warrant for July 2017 Exchange (19)
4.19	Form of Warrant for November 2017 Private Placement (20)
4.20	Form of Warrant to Sagard Credit Partners, LP (23)
4.21	Form of September 2018 New Warrant (25)
4.22	Form of Warrant Amendment and Exercise Agreement (25)
4.23	Form of Pre-Funded Warrant for July 2020 Private Placement (30)
4.24	Form of Registered Warrant for July 2020 Private Placement (30)
4.25	Form of Unregistered Warrant for July 2020 Private Placement (30)
4.26	Form of Registered Warrant for December 2020 Private Placement (27)
4.27	Form of Unregistered Warrant for December 2020 Private Placement (27)
4.28	Form of New Warrant (33)
4.29	Form of Series E Convertible Preferred Stock Certificate (28)
4.30	Form of Registered Warrant for February 2021 Private Placement (28)
4.31	Form of Unregistered Warrant for February 2021 Private Placement (28)
4.32	Form of Unregistered Warrant for August 2021 Private Placement (40)
5.1*	Opinion of Sullivan & Worcester LLP
10.1†	2013 Long Term Incentive Plan (1)
10.2†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.3†	2017 Stock Incentive Plan (24)

10.4†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.5†	Employment Agreement Between Nxt-ID and Michael J. Orlando (22)
10.6	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.7	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.8	Form of Warrant Purchase Agreement for July 2015 Private Placement (7)
10.9	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (8)
10.10	Form of Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (10)
10.11	Form of First Amendment to Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (11)
10.12	Form of Security Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.13	Form of Loan and Security Agreement for July 2016 Agreement with ExWorks Capital Fund I, L.P. (12)
10.14	Form of Subordination Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.15	Form of Securities Purchase Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.16	Form of Registration Rights Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.17	Form of Forbearance Agreement between Nxt-ID and LogicMark Investment Partners, LLC (14)
10.18	Form of Exchange Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.19	Form of Intercreditor Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.20	First Amendment to Forbearance Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.21	Form of Letter Agreement with July 2016 Investors (16)
10.22	Form of Placement Agency Agreement for July 2017 Offering (18)
10.23	Form of Securities Purchase Agreement for July 2017 Offering (18)
10.24	Form of July 2017 Exchange Agreement (19)
10.25	Form of July 2017 Assignment and Assumption Agreement (19)
10.26	Form of Placement Agency Agreement for November 2017 Offering (20)
10.27	Form of Securities Purchase Agreement for November 2017 Offering (20)
10.28	Form of Placement Agency Agreement for December 2017 Offering (21)
10.29	Form of Securities Purchase Agreement for December 2017 Offering (21)
10.30	Senior Secured Credit Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.31	Security Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.32	Intellectual Property Security Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.33	Pledge Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.34	Guaranty, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.35	Paycheck Protection Program Promissory Note and Agreement, dated May 1, 2020, by and between Bank of America, NA and LogicMark, LLC (29)
10.36	Paycheck Protection Program Promissory Note and Agreement, dated May 1, 2020, by and between Bank of America, NA and Nxt-ID, Inc. (29)
10.37	Form of Securities Purchase Agreement for July 2020 Offering (30)
10.38	LogicMark Senior Secured Credit Agreement, dated May 3, 2019, (31)
10.39	LogicMark, LLC Security Agreement, dated May 3, 2019 (31)
10.40	LogicMark, LLC Securities Pledge Agreement, dated May 3, 2019 (31)
10.41	LogicMark, LLC Intellectual Property Security Agreement, dated May 3, 2019 (31)
10.42	Guaranty, dated May 3, 2019 (31)
10.43	First Amendment to Senior Secured Credit Agreement, dated as of November 16, 2020 (32)
10.44	Form of Securities Purchase Agreement for December 2020 Offering (27)
10.45	Form of Warrant Amendment and Exercise Agreement, dated January 8, 2021 (33)
10.46†	Employment Agreement by and between the Company and Vincent S. Miceli, dated as of January 8, 2021 (34)
10.47	Form of Securities Purchase Agreement for February 2021 Offering (28)
10.48	Second Amendment to Senior Secured Credit Agreement, dated as of February 8, 2021 (35)
10.49	Lease Agreement by and between LogicMark LLC and Moorman Properties LLC (36)

10.50†	Employment Agreement by and between the Company and Chia-Lin Simmons, dated as of June 8, 2021 (37)
10.51	Settlement Agreement, effective August 11, 2021, by and between the Company and GDMSAI (38)
10.52†	Consulting Agreement, dated as of July 15, 2021, by and between the Company and FLG Partners (39)
10.53	Letter Agreement, signed on August 9, 2021, and effective as of August 1, 2021, by and between the Companyand Vincent S. Miceli (39)
10.54	Form of Securities Purchase Agreement for August 2021 Offering (40)
14.1	Code of Ethics (3)
21.1	List of Subsidiaries (26)
23.1*	Consent of Marcum LLP
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Previously filed.

†	Management contract or compensatory plan or arrangement.

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 25, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(5)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(6)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 12, 2016.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 20, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 7, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 27, 2016.
(13)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 12, 2016.
(14)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 26, 2016.
(15)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 30, 2016.
(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 10, 2017.
(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 30, 2017.
(18)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 10, 2017.
(19)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 20, 2017.
(20)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 9, 2017.
(21)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 21, 2017.
(22)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on April 2, 2018.
(23)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 30, 2018.
(24)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-226116) with the SEC on July 10, 2018.
(25)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 20, 2018.
(26)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 30, 2020.
(27)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 18, 2020.
(28)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 1, 2021.
(29)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 12, 2020.
(30)	Filed as an Exhibit to the Company’s Current Report on Form 8-K/A with the SEC on July 13, 2020.
(31)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on May 15, 2019.
(32)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 16, 2020.
(33)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 8, 2021.
(34)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 14, 2021.
(35)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 8, 2021.
(36)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on April 15, 2021.
(37)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on June 17, 2021.
(38)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 13, 2021.
(39)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on August 16, 2021.
(40)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 17, 2021.
(41)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 20, 2021.